UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	333-1361100	20-5188065
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

60 Hempstead Avenue, West Hempstead, New York 11552

(Address of Principal Executive Office) (Zip Code)

(516) 693-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

On June 9, 2016 GTJ REIT, Inc. (the “Company”) held its Annual Meeting of stockholders in Uniondale, NY. As of April 22, 2016, the record date for the Annual Meeting, there were 13,867,477 shares issued and outstanding, of which 7,951,847 were present in person or represented by proxy. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

The Company’s stockholders re-elected three Class I directors to serve for a term of three years or until his successor is duly elected and qualified, by the following votes (with 16,917 broker non-votes):

Name	Voted For	Votes Against	Votes Abstained
Harvey Schneider	7,509,248	223,019	202,663
Douglas Cooper	7,475,053	242,497	217,380
Joseph Barone	7,445,256	250,977	238,697

The Company’s stockholders also voted to ratify the appointment of BDO USA LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016 with 7,728,985 shares voting for and 23,753 shares voting against (199,109 shares abstaining and no broker non-votes).

Item 8.01 Other Events

On June 9, 2016, the Board declared a quarterly cash dividend of $0.09 per share of common stock, with respect to the second quarter ending June 30, 2016 to common stockholders of record as of the close of business on June 30, 2016, payable on or about July 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GTJ REIT, Inc. By: /s/ Louis Sheinker Louis Sheinker, President and COO

Date:  June 14, 2016